Exhibit 10.5(i)

ESCROW DEPOSIT AGREEMENT

This ESCROW DEPOSIT AGREEMENT dated this 1st day  of December, 2011 (this “Agreement”), by and between ORGANOVO, INC., a Delaware corporation (the “Company”), having an address 5871 Oberlin Drive, Suite 150, San Diego, CA 92121, SPENCER TRASK VENTURES, INC., a Delaware corporation, registered broker-dealer and a member of the Financial Industry Regulatory Authority, Inc. (“Spencer Trask” or the “Placement Agent”), having an address at 750 Third Avenue, 11th Floor, New York, New York 10017 and SIGNATURE BANK (the “Escrow Agent”), a New York State chartered bank, having an office at 261 Madison Avenue, New York, New York 10016.  All capitalized terms not herein defined shall have the meaning ascribed to them in that certain Confidential Private Placement Memorandum dated December 1, 2011, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (the “Memorandum”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Memorandum, a minimum of 5,000,000 units ($5,000,000) (the “Minimum Offering Amount”), and a maximum of 8,000,000 units ($8,000,000) (the “Maximum Offering Amount”), and up to an aggregate amount of $8,000,000 to cover over-allotments, if any (the “Over-Allotment Offering Amount”), with each unit (hereinafter “Unit” or “Units”) consisting of one share of common stock and (ii) a five year warrant exercisable for one share of common stock, of a public company with which the Company is consummating a reverse merger transaction (“Pubco”), are being offered at an offering price of $1.00 per Unit (the “Offering”), on a “reasonable efforts” “all or none” basis with respect to the Minimum Offering Amount and on a “reasonable efforts” basis with respect to all Units in excess of the Minimum Offering Amount; and

WHEREAS, it shall be a condition to the First Closing (as hereinafter defined) that Pubco execute a Joinder Agreement, substantially in the form annexed hereto as Exhibit A, pursuant to which Pubco shall become a party to this Agreement and shall be fully bound by, and subject to, all of the representations, warranties, covenants (including, without limitation, indemnification obligations) and the other terms and conditions that are applicable to Pubco as stated herein; and

WHEREAS, unless the Minimum Offering Amount is sold by January 31, 2012 (the “Termination Date”), which date may be extended by the mutual agreement of the Placement Agent and the Company until March 30, 2012 (the “Final Termination Date”), the Offering will terminate and all funds will be returned to the subscribers in the Offering (the “Subscribers”) without interest, penalty or offset; and

WHEREAS, payment for Units may be made by conversion of principal and accrued interest under the Company’s Bridge Notes (as defined in the Memorandum), which will mandatorily convert into Units upon the initial closing of the Offering (such aggregate conversion amount is referred to herein as the “Conversion Amount”);

WHEREAS, the Company, Pubco and the Placement Agent desire to establish an escrow account with the Escrow Agent into which the Company and the Placement Agent shall instruct Subscribers to deposit checks and other instruments for the payment of money made payable to the order of “Signature Bank, as Escrow Agent for Organovo, Inc.,” and the Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth; and

WHEREAS, the Company, Pubco and the Placement Agent each represent and warrant to the Escrow Agent that they have not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement;  and

WHEREAS, the Company, Pubco and the Placement Agent represent and warrant to the Escrow Agent that a copy of the Memorandum and all other documents which have been delivered to Subscribers and third parties which include Escrow Agent’s name and duties, have been attached hereto as Schedule I.

NOW, THEREFORE, IT IS AGREED as follows:

1.           Delivery of Escrow Funds.

(a)           The Placement Agent, Pubco and the Company shall instruct Subscribers to deliver to Escrow Agent checks made payable to the order of “Signature Bank, as Escrow Agent for Organovo, Inc.” or wire transfer to Signature Bank, 261 Madison Avenue, New York, New York 10016, ABA No. 026013576 for credit to Signature Bank, as Escrow Agent for Organovo, Inc., Account No. 1501725427, in each case, with the name, address and social security number or taxpayer identification number of the individual or entity making payment.  In the event any Subscriber’s address and/or social security number or taxpayer identification number are not provided to Escrow Agent by the Subscriber, then Placement Agent and/or the Company agree to promptly provide Escrow Agent with such information in writing.  The checks or wire transfers shall be deposited into a non interest-bearing account at Signature Bank entitled “Signature Bank, as Escrow Agent for Organovo, Inc.” (hereinbefore defined as the “Escrow Account”).

(b)           The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds.”

(c)           The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account.  If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Subscriber and advise the Company and the Placement Agent promptly thereof.

(d)           The Escrow Agent shall hold all Escrow Funds in the Escrow Account free from any lien, claim or offset of the Escrow Agent, except as set forth herein.

2.           Release of Escrow Funds.  The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a)           In the event that the Company and the Placement Agent advise the Escrow Agent in writing that the Offering has been terminated (the “Termination Notice”), the Escrow Agent shall promptly return the funds paid by each Subscriber to said Subscriber without interest or deduction, penalty or expense.

(b)           If, prior to 3:00 P.M. (local New York City time) on the Termination Date, the Escrow Agent receives written notification, in the form of Exhibit B, attached hereto and made a part hereof, and signed by the Company and the Placement Agent, stating that the Termination Date has been extended to a date on or prior to the Final Termination Date, the date shall be so extended (the “Extension Notice”).

 (c)           Provided that the Escrow Agent does not receive the Termination Notice and the funds deposited into the Escrow Account (“Deposited Amount”) are equal to or exceed the Minimum Offering Amount less the Conversion Amount on or prior to (i) the Termination Date or (ii) the Final Termination Date, as applicable, the Escrow Agent shall, upon receipt of (i) written instructions, in form and substance satisfactory to the Escrow Agent, received from the Company and the Placement Agent on or before the Termination Date or the Final Termination Date (if Escrow Agent has, prior to the Termination Date, received the Extension Notice in accordance with paragraph 2(b) above), and (ii) a certification, executed by the Company and the Placement Agent, stating that the sum of the Deposited Amount and the Conversion Amount equals or exceeds the Minimum Offering Amount, pay the Escrow Funds in accordance with such written instructions, which instructions shall be limited to the payment of the Placement Agent’s fees and other offering expenses and the payment of the balance to the Company, such payment or payments to be made by wire transfer on the same Banking Day (as defined in Section 2(f) hereof) of receipt of such written instructions (the “First Closing”); provided, however, if such instructions are received no later than 3:00 P.M. (New York City time) on any day, such payments shall be made by the Escrow Agent so that they are received before 3:00 PM (New York City time) on the next day which is a Banking Day.  The same procedures shall be coordinated with respect to any subsequent closings occurring prior to the Termination Date or the Final Termination Date (if the Escrow Agent has, prior to the Termination Date, received the Extension Notice in accordance with paragraph 2(b) above).   Notwithstanding anything contained herein, a final closing may be held no later than 10 business days after the Termination Date or the Final Termination Date, as applicable.

(d)           If by 3:00 P.M. (local New York City time) on the Termination Date or Final Termination Date (if the Escrow Agent has received the Extension Notice, in accordance with paragraph 2(b) above), the Escrow Agent has not received written instructions from the Company and the Placement Agent regarding the disbursement of the Escrow Funds then on deposit, the Escrow Agent shall promptly return such Escrow Funds to the Subscribers without interest or deduction, penalty or expense.  The Escrow Funds returned to each Subscriber shall be free and clear of any and all claims of the Escrow Agent.  The Escrow Agent shall provide the Company and the Placement Agent prompt notice of its intent to return the Escrow Funds in advance of returning such Escrow Funds in accordance with this paragraph (d).

(e)           The Escrow Agent shall not be required to pay any uncollected funds or any funds which are not available for withdrawal.

(f)           If any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Banking Day, then such date shall be the Banking Day immediately preceding that date. A Banking Day is any day other than a Saturday, Sunday or day on which banks in New York State are permitted to remain closed except for Lincoln’s Birthday and Election Day.

(g)           The Company may, in its sole discretion, reject or cancel any subscription for Units in whole or in part. If payment for any such rejected or canceled subscription has been delivered to the Escrow Agent, the Company and the Placement Agent will inform the Escrow Agent of the rejection or cancellation, and the Escrow Agent upon receiving such notice shall promptly return such funds to said Subscriber, but in no event prior to those funds becoming collected and available for withdrawal.

3.           Acceptance by Escrow Agent.  The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)           The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by the Placement Agent or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so.  The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.  The names and true signatures of each individual authorized to act singly on behalf of the Company and the Placement Agent are listed on Schedule II, which is attached hereto and made a part hereof.  The Company and the Placement Agent may each remove or add one or more of its authorized signers listed on Schedule II by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b)           The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith.  The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)           Each of the Placement Agent, Pubco and the Company agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent, in good faith, arising out of or related, directly or indirectly, to this Agreement unless caused by a breach of this Agreement by the Escrow Agent or by the Escrow Agent’s gross negligence or willful misconduct.

(d)           In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction and in either case it shall notify the Company and the Placement Agent thereof.

(e)           The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be, to the extent not prohibited by applicable law, (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks and wire transfers into the non-interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks received by the Escrow Agent have been collected and are available for withdrawal.

4.           Escrow Account Statements and Information. The Escrow Agent agrees to send to the Company and/or the Placement Agent a copy of the Escrow Account periodic statement, upon request in accordance with the Escrow Agent’s regular practices for providing account statements to its non-escrow clients and to also provide the Company and/or Placement Agent, or their designee, upon request other deposit account information, including Account balances, by telephone or by computer communication, to the extent practicable. The Company and Placement Agent agree to complete and sign all forms or agreements required by the Escrow Agent for that purpose. The Company and Placement Agent each consent to the Escrow Agent’s release of such Account information to any of the individuals designated by Company or Placement Agent, which designation has been signed in accordance with paragraph 3(a) by any of the persons in Schedule II.  Further, the Company and Placement Agent and their respective designees have an option to receive e-mail notification of incoming and outgoing wire transfers.  If this e-mail notification service is requested and subsequently approved by the Escrow Agent, the Company and Placement Agent agree to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service.  The Company and Placement Agent each consent to the Escrow Agent’s release of wire transfer information to the designated e-mail address(es).  The Escrow Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

5.           Resignation and Termination of the Escrow Agent.  The Escrow Agent may resign at any time by giving 30 days’ prior written notice of such resignation to each of the Placement Agent and the Company.  Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to comply with Section 2(c) and to hold the Escrow Funds which it receives until the end of such 30-day period.  In such event, the Escrow Agent shall not take any action, other than complying with Section 2(c) and receiving and depositing Subscribers’ checks and wire transfers in accordance with this Agreement, until the Company together with the Placement Agent have designated a banking corporation, trust company, attorney or other person as successor.  Upon receipt of such written designation signed by the Placement Agent and the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such designated successor and shall thereafter have no further obligations hereunder.  If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor.  In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

6.           Termination.  The Company and the Placement Agent may, with their joint approval, terminate the appointment of the Escrow Agent hereunder upon joint written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice.  In the event of such termination, the Company and the Placement Agent shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and the Placement Agent, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Company and the Placement Agent fail to appoint a successor escrow agent within such 30-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof.  Upon receipt of the Escrow Funds, the successor escrow agent shall become the Escrow Agent hereunder and shall be bound by all of the provisions hereof and Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement. Nothing herein shall, however, release the Escrow Agent from liability for its actions or omissions as provided herein arising prior to the appointment of such successor.

7.           Investment.  All funds received by the Escrow Agent will be held only in non-interest bearing bank accounts at Signature Bank.

8.           Compensation.  Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $3,500 which fee shall be paid by the Company promptly following the signing of this Agreement.  In addition, the Company shall be obligated to reimburse the Escrow Agent for all reasonable third party fees, costs and expenses that become due or are incurred in good faith in connection with the Escrow Account and this Agreement, including reasonable and actual outside counsel fees.  Neither the modification, cancellation, termination or rescission of this Agreement, nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid or becomes due, or to be reimbursed or paid for any fees, costs or expenses which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission.  To the extent the Escrow Agent has not been paid any fee or has incurred any such costs or expenses or any such fees become due prior to any closing, the Escrow Agent shall advise the Placement Agent and the Placement Agent shall direct all such amounts to be paid directly at any such closing.

9.           Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below.

If to Spencer Trask:

Spencer Trask Ventures, Inc.
750 Third Avenue, 11th Floor
New York, New York 10017
Attention:  John Heidenreich, President
Fax:  (212) 829-4405

With a copy to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, New York 10017
Attention:  Steven D. Uslaner, Esq.
Fax:  (212) 490-2990

If to the Company:

Organovo, Inc.
5871 Oberlin Drive, Suite 150
San Diego, CA  92121
Attention: Keith Murphy, President  & Chief Executive Officer
Fax:  (858) 550-9948

With a copy to:

Meister Seelig & Fein LLP
140 East 45th Street, 19th Floor
New York, New York 10017
Attention: Kenneth S. Goodwin, Esq.
Fax: (212) 655-3535

If to Escrow Agent:

Signature Bank
261 Madison Avenue
New York, New York 10016
Attention: Cliff Broder, Group Director and Senior Vice President
Fax: (646) 822-1359

10.           General.

(a)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York.  Each party hereto irrevocably waives any objection on the grounds of venue, forum nonconveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts.  Each of the parties hereto hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of the transactions contemplated by this Agreement.

(b)           This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)           All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d)           This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.  No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)           If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)           This Agreement and any amendment or modification of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

11.           Form of Signature. The parties hereto agree to accept e mailed or facsimile transmissions of their respective actual signatures as evidence of their actual signatures to this Agreement and any amendment or modification of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Escrow Deposit Agreement as of the date first set forth above.

SPENCER TRASK VENTURES, INC.

By:  /s/ John Heidenreich
         John Heidenreich
         President

ORGANOVO, INC.

By: /s/ Keith Murphy
Keith Murphy
Chief Executive Officer

SIGNATURE BANK

By: /s/ Cliff Broder
       Name:  Cliff Broder
       Title:    Group Director SR-VP

By: /s/ Steven Denoff
       Name:  Steven Denoff
       Title:    Associate Group Director

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder” or the “Agreement”), dated as of ______ __, 2011, by and among Spencer Trask Ventures, Inc., a Delaware corporation, and a registered broker-dealer and member of the Financial Industry Regulatory Authority (“STV”), Organovo, Inc., a Delaware corporation (“Organovo”), [PUBCO NAME], a ________ corporation (“Pubco”) and Signature Bank (the “Escrow Agent”), a New York State chartered bank.  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Escrow Deposit Agreement (as defined below).
WHEREAS, STV, Organovo and the Escrow Agent entered into an Escrow Deposit Agreement, dated as of December 1, 2011 (the “Escrow Agreement”), a copy of which is attached hereto as Exhibit A, and whereas it is a condition of the transactions set forth therein that Pubco become a party thereto and that Pubco agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.           Agreement to be Bound.  Pubco hereby agrees that upon execution of this Joinder, it shall become a party to the Escrow Agreement and shall be fully bound by, and subject to, all of the representations, warranties, covenants (including, without limitation, indemnification obligations) and the other terms and conditions that are applicable to Pubco as stated therein.

2.           Successors and Assigns.  This Joinder shall be binding upon and enforceable by STV, Organovo, Escrow Agent and Pubco and their respective successors, heirs and assigns.

3.           Counterparts.  This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.           Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York (without regard to choice of law provisions thereof).

IN WITNESS WHEREOF, the undersigned hereby executes the Joinder Agreement.

Pubco Name

By:  ______________________________
Name:
Title:

ACCEPTED AND AGREED TO
this ____ day of _______, 2011

ORGANOVO, INC.

By:
Keith Murphy
President & Chief Executive Officer

SPENCER TRASK VENTURES, INC.

By: _____________________________
John Heidenreich
President

SIGNATURE BANK

By: _____________________________
       Name:
       Title:

By: _____________________________
       Name:
       Title:

Exhibit B

Extension Notice

Date: __________________

Signature Bank
261 Madison Avenue
New York, New York 10016
Attention: Cliff Broder, Group Director and Senior Vice President

Re:           Escrow Account No. 1501725427

Dear Mr. Broder:

In accordance with the terms of Section 2(b) of an Escrow Deposit Agreement dated December 1, 2011 by and among ORGANOVO, INC. (the “Company”), ______________ _______________. (“Pubco”), SPENCER TRASK VENTURES, INC. (“Spencer Trask”) and SIGNATURE BANK (the “Escrow Agent”), the Company and Spencer Trask hereby notify the Escrow Agent that the Termination Date has been extended to [________ __, 2012], the Final Termination Date.

Very truly yours,

ORGANOVO, INC.

By:
       Name:
       Title:

SPENCER TRASK VENTURES, INC.

By:
        Name:
        Title:

Schedule I

OFFERING DOCUMENTS

Schedule II

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of the Company and Spencer Trask.

ORGANOVO, INC.

Name	True Signature

Keith Murphy, President & Chief Executive Officer	_____________________________

Barry D. Michaels, Chief Financial Officer	_____________________________

SPENCER TRASK VENTURES, INC.

Name	True Signature

John Heidenreich, President	_____________________________

DiAnn Ellis, Associate	_____________________________